Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 and 333-185886 of WPP Group plc on Form S-8 of our report dated January 26, 2018 appearing in this Annual Report on Form 11-K of the Ogilvy & Mather Savings and Investment Plan for the period ended August 1, 2017.

/s/ Bencivenga Ward & Company, CPA’s, P.C.

Valhalla, New York

January 26, 2018